DATA
                                      ----

PART A -- THIS PART LISTS YOUR PERSONAL DATA
------

OWNER:  [John Doe]

ANNUITANT:  [Annuitant is same as Owner for IRA [John Doe]

JOINT OWNERS:  [Mary Doe] [Available only for NQ contracts}

DECEASED OWNER OF ORIGINAL IRA (ROTH IRA): [Applies only to Inherited IRA (Roth
IRA) Contracts]

DATE OF DEATH OF ORIGINAL IRA OWNER (ROTH IRA): [Applies only to Inherited IRA (Roth IRA) Contracts]

CONTRACT NUMBER:  [XXXX]

ENDORSEMENTS ATTACHED:
(Market Segment Endorsements)
                         [Endorsement Applicable to IRA Contracts; or
                         Endorsement Applicable to Roth IRA Contracts; or Endorsement Applicable to Non-Qualified Contracts; or Endorsement Applicable to Non-Qualified Contracts with Joint Owners; or Endorsement Applicable to Inherited IRA Contracts; or Endorsement Applicable to Inherited Roth IRA Contracts]

OPTIONAL RIDER(S) ATTACHED:
                         [Guaranteed Death Benefit Rider]

ISSUE DATE:  [January 1, 2008]

CONTRACT DATE:  [January 1, 2008]

ANNUITY COMMENCEMENT DATE:  (NOT APPLICABLE TO INHERITED IRA OR INHERITED
ROTH IRA)

       The maximum maturity age is age [95] -- see Section 7.03.
       The Annuity Commencement Date may not be prior to thirteen months from the Contract Date, but no later than the Processing Date which follows the Annuitant's [95th] birthday.

(THE FOLLOWING WILL APPEAR WHEN A TRADITIONAL IRA CONTRACT IS ISSUED:)
[The maximum maturity age is [95] --see Section 7.03. However, if you choose a date later than age 70 1/2, you must withdraw at least the annual Required Minimum Distribution amount required].

BCO DISTRIBUTION COMMENCEMENT DATE: [December 5, 2007] (APPLIES ONLY TO INHERITED IRA AND INHERITED ROTH IRA CONTRACTS).

BENEFICIARY:  [Jane Doe]

INITIAL GUARANTEED INTEREST RATE:        [4% through March 31, 2008]
MINIMUM GUARANTEED INTEREST RATE:        [4.00% through December 31, 2008]
                                         [3.00% after December 31, 2008]


2007DP801                                                            Data Page 1

PART B - THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT:
------

Investment Options available and your allocation percentage (until changed) is also shown:

   Investment Options*                                            Type**     Allocation Percentage***
   -------------------                                            ------     ------------------------
o  [AXA Aggressive Allocation                                       A               10%
o  AXA Conservative Allocation                                      B               10%
o  AXA Conservative-Plus Allocation                                 B               0%
o  AXA Moderate Allocation                                          A               0%
o  AXA Moderate-Plus Allocation                                     A               0%
o  EQ/AllianceBernstein Common Stock                                A               10%
o  EQ/AllianceBernstein Intermediate Government Securities          B               0%
o  EQ/AllianceBernstein International                               A               0%
o  EQ/AllianceBernstein Large Cap Growth                            A               0%
o  EQ/AllianceBernstein Quality Bond                                B               0%
o  EQ/AllianceBernstein Small Cap Growth                            A               10%
o  EQ/AllianceBernstein Value                                       A               0%
o  EQ/Ariel Appreciation II                                         A               0%
o  EQ/AXA Rosenberg Value Long/Short Equity                         A               0%
o  EQ/Blackrock Basic Value Equity                                  A               10%
o  EQ/Blackrock International Value                                 A               0%
o  EQ/Boston Advisors Equity Income                                 A               0%
o  EQ/Calvert Socially Responsible                                  A               0%
o  EQ/Capital Guardian Growth                                       A               0%
o  EQ/Caywood-Scholl High Yield Bond                                B               0%
o  EQ/Davis New York Venture                                        A               0%
o  EQ/Equity 500 Index                                              A               0%
o  EQ/Evergreen International Bond                                  B               10%
o  EQ/Evergreen Omega                                               A               0%
o  EQ/FI Mid-Cap                                                    A               0%
o  EQ/Franklin Income                                               B               0%
o  EQ/Franklin Small Cap Value                                      A               10%
o  EQ/Franklin Templeton Founding Strategy                          A               0%
o  EQ/GAMCO Mergers and Acquisitions                                A               0%
o  EQ/GAMCO Small Company Value                                     A               0%
o  EQ/International Growth Fund                                     A               10%
o  EQ/JPMorgan Core Bond                                            B               0%
o  EQ/JPMorgan Value Opportunities                                  A               0%
o  EQ/Legg Mason Value Equity                                       A               0%
o  EQ/Long Term Bond                                                B               0%
o  EQ/Lord Abbett Growth and Income                                 A               0%
o  EQ/Lord Abbett Large Cap Core                                    A               0%
o  EQ/Lord Abbett Mid Cap Value                                     A               0%
o  EQ/Marsico Focus                                                 A               0%
o  EQ/Money Market                                                  B               0%
o  EQ/Montag & Cadwell Growth                                       A               0%
o  EQ/Mutual Shares                                                 A               0%
o  EQ/Oppenheimer Global                                            A               0%
o  EQ/Oppenheimer Main Street Opportunity                           A               0%
o  EQ/Oppenheimer Main Street Small Cap                             A               0%
o  EQ/PIMCO Real Return Fund                                        B               0%
o  EQ/Short Duration Bond                                           B               0%
o  EQ/Small Company Index                                           A               0%
o  EQ/Templeton Growth                                              A               0%
o  EQ/T. Rowe Price Growth Stock                                    A               0%
o  EQ/UBS Growth and Income                                         A               0%
o  EQ/Van Kampen Comstock                                           A               0%



2007DP801                                                            Data Page 2

         Investment Options*                                   Type**     Allocation Percentage***
         -------------------                                   ------     ------------------------
o  EQ/Van Kampen Emerging Markets Equity                         A                0%
o  EQ/Van Kampen Mid Cap Growth                                  A                0%
o  EQ/Van Kampen Real Estate                                     A                0%
o  MarketPLUS International Core                                 A                0%
o  MarketPLUS Large Cap Core Equity                              A                0%
o  MarketPLUS Large Cap Growth                                   A                0%
o  MarketPLUS Mid Cap Value                                      A                0%
o  Multimanager Aggressive Equity                                A                0%
o  Multimanager Core Bond                                        B                0%
o  Multimanager Health Care                                      A                0%
o  Multimanager High Yield                                       B                0%
o  Multimanager International Equity                             A                0%
o  Multimanager Large Cap Core Equity                            A                0%
o  Multimanager Large Cap Growth                                 A                0%
o  Multimanager Large Cap Value                                  A                0%
o  Multimanager Mid Cap Growth                                   A                0%
o  Multimanager Mid Cap Value                                    A                0%
o  Multimanager Technology                                       A                0%
o  MarketPLUS Large Cap Growth                                   A                0%
o  MarketPLUS Large Cap Core Equity                              A                0%
o  Target 2015 Allocation                                        A                0%
o  Target 2025 Allocation                                        A                0%
o  Target 2035 Allocation                                        A                0%
o  Target 2045 Allocation                                        A                0%
o  GUARANTEED INTEREST OPTION                                    N/A            20%]
                                                                 -------------------
                                                                 Total:        100%]

*Investment Options shown are the Variable Investment Options of our Separate Account [A].
**See Section 2.04
***See Section 3.01


2007DP801                                                            Data Page 3

ALLOCATIONS (SEE SECTION 3.01)

1) No more than [25%] of an initial Contribution of [$100,000] or less can be allocated to the Guaranteed Interest Option.

2) No more than [50%] of an initial Contribution of more than [$100,000] can be allocated to the Guaranteed Interest Option.

LIMITS ON CONTRIBUTIONS (SEE SECTION 3.02):

APPLICABLE TO IRA CONTRACTS:

We will only accept an initial Contribution of at least [$25,000.00] in the form of a: (i) "regular (deductible or non-deductible) IRA Contribution, or (ii) rollover Contribution, or (iii) direct custodian-to-custodian transfer from another traditional individual retirement arrangement. Additional Contributions may be made in an amount of at least [$50] in the form of "regular" Contributions. If you make additional Contributions through the Automatic Investment Program the minimum amount is [$20]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date anniversary.

APPLICABLE TO ROTH IRA CONTRACTS:

We will only accept initial Contributions of at least [$25,000] in the form of a
(i) a "regular" Contribution, or (ii) a rollover Contribution from another Roth IRA, or (ii) a conversion rollover Contributions from a traditional IRA or another eligible retirement plan, or (iii) direct custodian-to-custodian transfers from another Roth IRA. Additional Contributions may be made in an amount of at least [$50] in the form of "regular" Contributions. If you make additional Contributions through the Automatic Investment Program the minimum amount is [$20]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date anniversary.

APPLICABLE TO NON-QUALIFIED CONTRACTS:

Initial Contribution minimum is [$25,000]. Additional Contribution minimum is [$50.00]. If you make additional Contributions through the Automatic Investment Program the minimum amount is [$20]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date anniversary.

APPLICABLE TO INHERITED IRA CONTRACTS:

Minimum initial Contribution is [$25,000]. Additional Contribution minimum is [$1,000]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date anniversary.

We will only accept a single Contribution of a direct transfer from your interest as a beneficiary under the Deceased Owner's Original IRA. No additional regular or rollover Contributions will be accepted. Subject to our approval, you make additional direct transfer Contributions to this IRA Contract from your interest as a beneficiary under another traditional individual retirement arrangement under Section 408A and Section 408 of the Code of the same Deceased Owner.


2007DP801                                                           Data Page 4

APPLICABLE TO INHERITED ROTH IRA CONTRACTS:

Minimum initial Contribution is [$25,000]. Additional Contribution minimum is [$1,000]. No additional Contributions may be made after the later of the Annuitant's age 86 or the first Contract Date anniversary.

We will only accept a single Contribution of a direct transfer from your interest as a beneficiary under the Deceased Owner's Original Roth IRA. No additional regular or rollover Contributions will be accepted. Subject to our approval, you make additional direct transfer Contributions to this Roth IRA Contract from your interest as a beneficiary under another traditional individual retirement arrangement under Section 408A and Section 408 of the Code of the same Deceased Owner.

APPLICABLE TO ALL MARKETS:

We may refuse to accept any Contribution if the sum of all Contributions under all EQUI-VEST contracts with the same Owner or Annuitant would then total more than $1,500,000 ($500,000 for Annuitants who are age 81 and older at Contract issue). We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts with the same Owner or Annuitant would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02):

Transfer requests must be in writing in a form acceptable to us and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as the internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each service. We may provide information about our rules and the use of communication services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communication services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:
    (1) limit transfers among or to the Variable Investment Options to no more than once every 30 days;
    (2) require a minimum time period between each transfer into or out of one or more specified Investment Options;
    (3) reject transfer requests from a person acting on behalf of multiple Contract Owners pursuant to a trading authorization agreement that we have accepted; and
    (4) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of an Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.


2007DP801                                                            Data Page 5

ALLOCATIONS AND TRANSFERS INTO THE GUARANTEED INTEREST OPTION

(1) If the Annuity Account Value as of the prior business day is [$100,000] or less, then allocations (including transfers among the Investment Options) would not be permitted if it would result in more than [25%] of the Annuity Account Value being in the Guaranteed Interest Option.

(2) If the Annuity Account Value as of the prior business day is over [$100,000], then allocations (including transfers among the Investment Options) will not be permitted if it would result in more than [50%] of the Annuity Account Value being in the Guaranteed Interest Option.

TRANSFERS FROM THE GUARANTEED INTEREST OPTION

The maximum amount that may be transferred from the Guaranteed Interest Option to any of the Variable Investment Options in any Contract Year is:

       (1) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract year; or
       (b) (2)     the total of all amounts transferred at your request from the
           Guaranteed Interest Option to any of the Variable Investment Options in such prior Contract year; or
       (3) [25%] of amounts transferred or allocated to the Guaranteed Interest Option during the current Contract Year.

We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least 45 days in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

MINIMUM TRANSFER AMOUNT (SEE SECTION 4.02): [$300] or the Annuity Account Value in an Investment Option if less.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): [$300] or the Annuity Account Value if less.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
[$500].

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

If you have elected the Guaranteed Death Benefit refer to the "Guaranteed Death Benefit Rider" which is attached to your Contract.

If you have not elected the Guaranteed Death Benefit then the amount of the death benefit is equal to the greater of (i) the Annuity Account Value, or the
(ii) the minimum death benefit. The minimum death benefit is the sum of all Contributions (less any applicable tax charge) adjusted for any withdrawals. Any withdrawals will reduce the minimum death benefit on a pro rata basis. Reduction of the minimum death benefit on a pro rata basis means that we calculate the percentage of your current Annuity Account Value that is being withdrawn and we reduce your current minimum death benefit by that same percentage.


2007DP801                                                           Data Page 6

The death benefit amount will be paid upon receipt of due proof of death and any required instructions for the method of payment, other payment information and the forms necessary to effect payment. Due proof means satisfactory proof of the Annuitant's death as evidenced by a certified copy of the death certificate, and other payment information means Beneficiary entitlement, tax information required under the Code, and any other form we require. Death of the Annuitant generally terminates the Contract. No transfers of Annuity Account Value are permitted prior to payment of the death benefit.

NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

[Life with 10 Year Period Certain].

[FOR ANNUITY COMMENCEMENT DATE AGES 80 AND GREATER THE "PERIOD CERTAIN" IS AS FOLLOWS]


        ANNUITIZATION AGE                     LENGTH OF PERIOD CERTAIN
        -----------------                     ------------------------
        [Up to age 80                                   10
        81                                               9
        82                                               8
        83                                               7
        84                                               6
        85                                               5
        86                                               4
        87                                               3
        88                                               2
        89                                               1
        90 through 95                                   0]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED FOR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

[6%] per year

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY(SEE SECTION 7.06):

[$2,000], as well as minimum of $20 for an initial annuity payment.

WITHDRAWAL CHARGE (SEE SECTION 8.01):
[6%] of the amount withdrawn attributable to Contributions made during the current and four prior Contract Years plus 5% of the amount withdrawn attributable to Contributions made during the Contract Year immediately preceding the four prior Contract Years.

The amount of the withdrawal and the withdrawal charge amount are withdrawn on a pro-rata basis from the Variable Investment Options and the Guaranteed Interest Option.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01):

[15%] of Annuity Account Value as of the Transaction Date minus any prior withdrawals made during that Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.


2007DP801                                                           Data Page 7

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS, EACH OF WHICH OCCURS AFTER THE CONTRACT DATE (SEE SECTION 8.01):

1. [the Annuitant has completed at least 6 Contract Years and has attained age 59 1/2 (APPLICABLE TO IRAS ONLY)]; or

2.  the Annuitant dies and a death benefit is paid; or

3. the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity; or

4.  in the event any of these conditions apply:

    (a) the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or the Annuitant is totally disabled. Total disability is the incapacity of the Annuitant, resulting from injury or disease, to engage in any occupation for remuneration or profit. Such total disability must be certified as having been continuous for a period of at least six months prior to Notice of Claim and the Annuitant must continue to be deemed totally disabled.

         Written Notice of Claim must be given to us during the lifetime of the Annuitant and during the period of total disability once per year and such written Notice of Claim, will be applicable for all withdrawals made during that year. Along with the Notice of Claim, the Annuitant/Owner must submit acceptable proof of disability. Such proof of disability must either (a) evidence Social Security disability determination or (b) a statement from one independent U.S. licensed physician stating that the Annuitant meets the definition of total disability as stated above. This statement will need to be re-certified every twelve months. Failure to furnish proof of disability within the required time will not reduce any claim if it was not reasonably possible to give proof within such time, provided such proof is furnished as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time proof is otherwise required: or

    (b) we receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

    (c) the Annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin
         Islands, or Guam and meets all the following:
         o its main function is to provide skilled, intermediate or custodial nursing care;
         o it provides continuous room and board to three or more persons;
         o it is supervised by a registered nurse or licensed practical nurse;
         o it keeps daily medical records of each patient;
         o it controls and records all medications dispensed; and
         o its primary service is other than to provide housing for residents;
           or

5. [A request is made for a refund of a Contribution in excess of amounts allowed under Section 408 of the Code within one month of the date the Contribution was made (APPLICABLE TO IRAS ONLY)]; or
6. We also reserve the right to reduce or waive the Withdrawal Charge if the Annuity Account Value is transferred to another annuity with AXA Equitable; or
7. If you use our automatic withdrawal option to make a withdrawal to satisfy minimum distribution requirements (APPLICABLE TO IRAS ONLY)]; or

2007DP801                                                           Data Page 8

8. The Successor Owner/Annuitant option is elected and has been exercised, and the Successor Owner/ Annuitant withdraws contributions made prior to the original Annuitant's death.]

The withdrawal charge will apply with respect to a Contribution if the condition as described in item (4) existed at the time the Contribution was remitted or if the condition began with the 12 month period following remittance.

ADMINISTRATIVE AND OTHER CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

ADMINISTRATIVE CHARGE

(a) The Administrative Charge is [$50] per Contract Year; however, no Charge will apply if the Annuity Account Value is [$100,000] or more. Additionally, we will waive the Administrative Charge when the combined Annuity Account Value of individually owned EQUI-VEST contracts owned by the same person exceeds $100,000.

    The Administrative Charge will be deducted on a pro-rata basis from the Variable Investment Options and the Guaranteed Interest Option on the last business day of each Contract Year. Also, the charge will be prorated for the Contract Year or portion thereof in which the Contract Date occurs or in which the Annuity Account Value is withdrawn or applied to provide an Annuity Benefit or death benefit.

GUARANTEED DEATH BENEFIT

(b) A charge of [0.15%] will be deducted on a pro-rata basis from the Variable Investment Options and the Guaranteed Interest Option on the last business day of each Contract Year.

THIRD PARTY TRANSFER CHARGE

(c) We will deduct a $25 charge per occurrence for a direct transfer to a third party of amounts under your Contract or an exchange for another contract of another carrier on a pro-rata basis from the Variable Investment Options and the Guaranteed Interest Option.

    We may raise the transfer charge up to a maximum of $65 for each direct transfer to a third party of amounts under your Contract or for an exchange of another carrier's contract.

APPLICABLE TAX CHARGES

(d) We reserve the right to deduct from the amount applied to provide an Annuity Benefit a charge that we determine which is designed to approximate certain taxes that may be imposed on us, including but not limited to premium taxes which may apply in your state. If the tax to which this charge relates is imposed on us at a time other than when amounts are applied to an Annuity Benefit, we reserve the right to deduct this charge for taxes from Contributions in the section of the Contract titled "Contributions and Allocations" or "Withdrawals and Termination" in Part V, as applicable. The balance will be used to purchase the Annuity Benefit on the basis of either
    (i) the Tables of Guaranteed Annuity Payments or (ii) our then current individual annuity rates, whichever rates would provide a larger benefit with respect to the payee.

2007DP801                                                           Data Page 9

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03): Currently, the number of free transfers is unlimited. However, we reserve the right to limit the number of free transfers to [12] transfers per Contract Year.

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] OR [2% of each transaction amount]} at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 8.04):

[1.25%]. This daily asset charge is for financial accounting and for death benefits, mortality risk, expenses, and expense risk that we assume.



2007DP801                                                           Data Page 10